Exhibit 10.1
Execution Version
This FIRST AMENDMENT AGREEMENT is dated as of August 30, 2010 (this “First Amendment”), and is made in reference to the Second Amended and Restated Credit Agreement, dated as of July 29, 2009 (as amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), among PIKE ELECTRIC CORPORATION, a Delaware corporation (“Parent”), PIKE ELECTRIC, INC., a North Carolina corporation (“OpCo”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), J.P. MORGAN SECURITIES INC., as syndication agent, FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, as documentation agent, and BARCLAYS BANK PLC, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”). All capitalized terms used herein that are defined in the Credit Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, Parent and OpCo have requested that the Lenders agree to amend the Credit Agreement to modify certain terms and conditions of the Credit Agreement and to waive the Potential Default (as defined below); and
WHEREAS, subject to the terms and conditions set forth below, the Required Lenders have agreed to such amendments and limited waiver solely on the terms and conditions set forth in this First Amendment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:
SECTION 1. AMENDMENTS AND LIMITED WAIVER
1.1. Amendment to Section 8.14. Section 8.14 of the Credit Agreement is hereby amended by deleting the Fiscal Quarter End Dates (and the corresponding Leverage Ratios) beginning with “June 30, 2010” and ending with “June 30, 2012 and thereafter” and inserting in lieu thereof the following:

Fiscal Quarter End Date	Leverage Ratio

June 30, 2010	3.75
September 30, 2010	3.75
December 31, 2010	3.75
March 31, 2011	3.75
June 30, 2011	3.25
September 30, 2011	3.25
December 31, 2011	3.25
March 31, 2012	3.25
June 30, 2012 and thereafter	3.25

1.2. Amendments to Section 10.
(a) The definition of Consolidated EBITDA is hereby amended by (i) deleting the word “and” at the end of clause (xvi) thereof and replacing it with a comma, (ii) deleting the period at the end of clause (xvii) thereof and replacing it with the word “and” and (iii) inserting the following new clause (xviii):
“(xviii) Qualified Remedial Expenses.”
(b) Section 10 of the Credit Agreement is hereby amended by inserting the following definition in appropriate alphabetical order:
“Qualified Remedial Expense” shall mean all costs and expenses incurred by such Person in connection with (a) any “response” as such term is defined in CERCLA and (b) all other actions required pursuant to any Environmental Law or by any Governmental Authority, voluntarily undertaken or otherwise reasonably necessary to (i) clean up, investigate, sample, evaluate, monitor, remediate, remove, correct, contain, treat, abate or in any other way address any Hazardous Material, (ii) prevent the release or threat of release, or minimize the further release or migration, of any Hazardous Material or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clauses (i) or (ii) above; provided that all such Qualified Remedial Expenses (1) relate to OpCo’s property located in Marietta, Georgia, (2) were incurred during the fiscal year ended June 30, 2010, and (3) do not exceed in the aggregate $1,750,000 for the fiscal quarter ended December 31, 2009, $1,490,000 for the fiscal quarter ended March 31, 2010, $31,000 for the fiscal quarter ended June 30, 2010 and $3,271,000 for the fiscal year ended June 30, 2010.
1.3. Limited Waiver of Section 8.14. The Administrative Agent and the Required Lenders hereby waive any Default or Event of Default that may have existed as of June 30, 2010 solely with respect to Section 8.14 of the Credit Agreement (the “Potential Default”). Notwithstanding anything contained herein to the contrary, the foregoing waiver is not intended and shall not be deemed or otherwise construed (a) to be a waiver of any other term or condition of the Credit Documents, including, without limitation, any other Default or Event of Default, (b) to prejudice any other right or remedy that Administrative Agent or Lenders may have in the future under or in connection with the Credit Documents, all of which rights and remedies are hereby reserved to Administrative Agent and Lenders, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with respect to any waiver, consent, amendment, modification or other change to the Credit Documents or any right or remedy arising in favor of Administrative Agent or Lenders under any such document or (d) to be a waiver of, or consent to or a modification of any other term or agreement by and among Borrowers, on the one hand, and Administrative Agent or Lenders, on the other.
SECTION 2. CONDITIONS PRECEDENT
This First Amendment shall become effective upon the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):
2.1. Execution. The Administrative Agent shall have received counterparts of this First Amendment duly executed by Parent, OpCo, each other Credit Party and the Required Lenders.
2.2. Fees. The Administrative Agent shall have received an amendment fee for the account of each Lender that consents to this First Amendment by executing and delivering this First Amendment to the Administrative Agent appropriately completed on or prior to 12:00 pm (EDT) on August 30, 2010, in an amount equal to 0.50% of the sum of (1) such Lender’s Revolving Commitment, if any, and, without duplication, Revolving Extensions of Credit, if any, and (2) the outstanding principal amount of such Lender’s Term Loans under the Second Amended and Restated Credit Agreement.
2.3. Expenses. The Administrative Agent shall have been paid or reimbursed for all of its reasonable out-of pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of this First Amendment, including, without limitation, the reasonable fees and expenses of Latham & Watkins LLP, in an amount not to exceed $10,000.

SECTION 3. REPRESENTATIONS AND WARRANTIES.
To induce the Administrative Agent and the Required Lenders to enter into this First Amendment, each of Parent and OpCo hereby represents and warrants to the Administrative Agent and the Lenders that (before and after giving effect to this First Amendment):
3.1. Power and Authority. Each Credit Party has the power and authority, and the legal right, to make and deliver this First Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Second Amended and Restated Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.
3.2. Authorization of Agreements. Each Credit Party has taken all necessary corporate or other action to authorize the execution and delivery of this First Amendment and the performance of the Second Amended and Restated Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.
3.3. Incorporation of Representations and Warranties from Credit Documents. Each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents is true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).
3.4. Performance of Conditions. Parent, OpCo and the other Credit Parties have satisfied all conditions in Section 2 of this First Amendment.
3.5. Absence of Default. Other than with respect to the Potential Default before giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 4. ACKNOWLEDGEMENT AND CONSENT.
Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this First Amendment and consents to the amendment of the Credit Agreement effected pursuant to this First Amendment. Each Credit Party hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee (with respect to each Credit Party other than OpCo) or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all Obligations. Each Credit Party, by executing this First Amendment (whether as an acknowledgment or otherwise), hereby grants, and confirms its prior grant, to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in all right, title and interest of such Credit Party in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Credit Party’s Obligations.
Each Credit Party acknowledges and agrees that all of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment.

Each Credit Party other than Parent and OpCo acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this First Amendment, such Credit Party is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this First Amendment and (ii) nothing in the Credit Agreement, this First Amendment or any other Credit Document shall be deemed to require the consent of such Credit Party to any future amendments to the Credit Agreement.
SECTION 5. MISCELLANEOUS.
5.1. Counterparts. This First Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.
5.2. Continuing Effect. Except as expressly amended hereby, the Credit Agreement and the other Credit Documents shall continue to be and shall remain in full force and effect in accordance with their terms. This First Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or the other Credit Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of OpCo or of Parent that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein.
5.3. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
5.4. Miscellaneous. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

PIKE ELECTRIC CORPORATION
By:	/s/ Anthony Slater
	Name:	Anthony Slater
	Title:	Executive Vice President & CFO

PIKE ELECTRIC, INC.
By:	/s/ Anthony Slater
	Name:	Anthony Slater
	Title:	Executive Vice President & CFO

PIKE EQUIPMENT AND SUPPLY COMPANY, LLC
By:	/s/ Anthony Slater
	Name:	Anthony Slater
	Title:	Executive Vice President & CFO

PIKE ENERGY SOLUTIONS, LLC
By:	/s/ Anthony Slater
	Name:	Anthony Slater
	Title:	Executive Vice President & CFO

OCONEE BUILDERS, INC.
By:	/s/ Anthony Slater
	Name:	Anthony Slater
	Title:	Vice President
[First Amendment to Second Amended and Restated Credit Agreement — Pike Electric]

KLONDYKE CONSTRUCTION LLC
By:	/s/ Steven M. McClain
	Name:	Steven M. McClain
	Title:	Vice President

ELEMENTAL ENERGY, INC.
By:	/s/ Steven M. McClain
	Name:	Steven M. McClain
	Title:	President
[First Amendment to Second Amended and Restated Credit Agreement — Pike Electric]

BARCLAYS BANK PLC, as Administrative Agent and a Lender
By:	/s/ David Barton
	Name:	David Barton
	Title:	Director
[First Amendment to Second Amended and Restated Credit Agreement — Pike Electric]